Exhibit 4.2

FORM OF NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(b) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(b) OF THIS NOTE.

[THE COMPANY MAY PLACE THE FOLLOWING PARAGRAPH ON THE FACE OF EACH NOTE HELD BY OR TRANSFERRED TO AN “AFFILIATE” (AS DEFINED IN RULE 501(B) OF REGULATION D UNDER THE SECURITIES ACT) OF THE COMPANY:]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

JAMESON INNS, INC.

7.0% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010

No.:[ ]	$[ ]
CUSIP	No.: 470457 AA 0

THIS 7.0% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2010 (this “Note”) is one of a duly authorized issue of Notes of Jameson Inns, Inc., a corporation duly organized and existing under the laws of the State of Georgia (the “Company”), designated as its 7.0% Convertible Senior Subordinated Notes Due 2010, in an aggregate principal amount of up to Thirty-Five Million United States Dollars ($35,000,000) (the “Notes”). For value received, the Company hereby promises to pay to [                            ], or registered assigns (the “Holder”), the principal sum of [                    ] United States Dollars ($[                    ]) and any accrued and unpaid interest thereon on September 30, 2010 (the “Maturity Date”) and to pay interest (an “Interest Payment”) on the principal sum outstanding from time to time under this Note, at the rate per annum specified in the title of this Note, accrued from the date of issuance of this Note and due and payable semi-annually on June 30 and December 31 of each year (each, an “Interest Payment Date”), commencing December 31, 2005. If an Interest Payment Date is not a Business Day (as defined below), then the Interest Payment shall be due and payable on the Business Day immediately following such Interest Payment Date. Interest Payments will be paid to the Person (as defined below) in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date (as defined below) for such Interest Payment on the Notes Register (as defined in Section 6 of this Note). In the event that any Note or portion thereof is called for redemption and the redemption date is subsequent to a record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Note will be paid upon presentation and surrender of such Note as provided in Section 2 of this Note. Any accrued and unpaid interest which is not paid within five (5) Business Days of the Interest Payment Date on which such payment of interest was due shall bear interest at the rate of 12% per annum from such Interest Payment Date until the same is paid in full (or, if less, the maximum interest rate then permitted by applicable law) (the “Default Interest”).

This Note is one of a series of Notes issued in connection with the transactions described in that certain Securities Purchase Agreement dated as of September 29, 2005, by and between the Company and the parties listed on the Schedule of Buyers attached thereto as Schedule I (as such agreement may be amended, supplemented and modified from time to time as provided in such agreement, the “Securities Purchase Agreement”) and certain other related documents and agreements including, without limitation, the Transaction Documents (as defined below). The Conversion Shares (as defined below) issued upon conversion of this Note and the Holder hereof and thereof shall be entitled to all of the rights and privileges set forth in the Transaction Documents.

SECTION 1. Definitions. Terms not defined herein have the meanings ascribed to them in the Securities Purchase Agreement. The following terms as used in this Note shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are required by law to remain closed.

(b) “Common Stock” means (i) the common stock, $0.10 par value per share, of the Company, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(c) “Conversion Price” shall be equal to $2.77, subject to further adjustment as hereinafter provided.

(d) “Conversion Shares” means all shares of Common Stock into which this Note is convertible pursuant to Section 3 of this Note.

(e) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(f) “Maturity Date” means September 30, 2010 or, if such date does not fall on a Business Day or on a Trading Day, then the next Business Day.

(g) “Option” means any rights, warrants or options to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities.

(h) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

(i) “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for purposes of this definition, any Note authenticated and delivered under Section 10 of this Note in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

(j) “Principal Market” means The Nasdaq National Market (“NASDAQ”) or if the Common Stock is not traded on NASDAQ then the principal securities exchange or trading market for the Common Stock.

(k) “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of September 29, 2005, between the Company and the initial purchasers of the Notes, as such agreement may be amended, supplemented and modified from time to time in a writing signed by all of the signatories thereto.

(l) “record date” means, with respect to any Interest Payment Date, the 4th day of the month in which an Interest Payment Date shall occur, whether or not such date is a Business Day.

(m) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(n) “Shelf Registration Statement” means the Shelf Registration Statement contemplated by the Registration Rights Agreement.

(o) “Trading Day” means (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on a Principal Market or admitted for trading or quotation, a Business Day.

(p) “Transaction Documents” means the Securities Purchase Agreement, the Registration Rights Agreement, the Notes and each of the other agreements entered into by the parties hereto and thereto in connection with the transactions contemplated by the Securities Purchase Agreement.

SECTION 2. Redemption.

(a) Redemption Price. From and after September 30, 2008, the Company may, at its option, redeem all or part of the Notes, upon notice as set forth in Section 2(b) of this Note, and at a redemption price equal to One Thousand United States Dollars ($1,000) per One Thousand United States Dollars ($1,000) principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption; provided that, to the extent that the Shelf Registration Statement is required by the terms of the Registration Rights Agreement to still remain effective as of the Notice Date, the Shelf Registration Statement is effective and available during the 30 day period prior to the Notice Date.

(b) Notice of Redemption. In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Notes in accordance with the right reserved so to do, the Company shall give notice of such redemption to Holders of the Notes to be redeemed a notice of such redemption not less than thirty (30) days and not more than sixty (60) days before the date fixed for redemption to such Holders at their last addresses as they shall appear upon the Notes Register (the date of such notice, the “Notice Date”). Such notice shall be irrevocable. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure to duly give such notice to the Holder of any Notes designated for redemption in whole or in part, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of any other Notes. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of this Note, the Company shall provide in such notice to Holders evidence of compliance with any such restriction.

Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the “CUSIP” number or numbers of such Notes, the date fixed for redemption, the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock will expire. In case this Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of this Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the redemption date specified in the notice of redemption given as provided in this Section 2(b), the Company will deposit with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5 of this Note) an amount of money sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided, however, that if such payment is made on the redemption date it must be received by the paying agent by 1:00 p.m. New York time, on such date. If this Note when called for redemption is converted pursuant hereto, any money deposited with the paying agent or so segregated and held in trust for the redemption of the Note shall be paid to the Company upon its request, or, if then held by the Company, shall be discharged from such trust.

If less than all the Notes are to be redeemed Notes shall be redeemed pro rata based on the principal amount of the Notes then outstanding. The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by any authorized officer, instruct any paying agent to call all or any part of the Notes for redemption and to give notice of redemption in the manner set forth in this Section 2(b), such notice to be in the name of the Company or its own name as such paying agent may deem advisable. In any case in which notice of redemption is to be given by any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, such paying agent, such Note Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the paying agent to give any notice by mail that may be required under the provisions of this Section 2(b).

(c) Payment Upon Redemption. If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms of this Note, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price and interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price and interest accrued to, but excluding, said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and to be entitled to any benefit or security under this Note, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, the said Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price and interest accrued thereon to, but excluding, the date fixed for redemption; provided, however, that, if the applicable redemption date is an Interest Payment Date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date.

Upon presentation of any Note redeemed in part only, the Company shall execute and deliver to the Holder, at its own expense, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

SECTION 3. Conversion of Note.

(a) Right to Convert. Subject to and upon compliance with the provisions of this Note, the Holder of any Note shall have the right, at his option, at any time following the date of original issuance of the Notes and prior to the close of business on September 30, 2010 (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right to convert shall terminate at the close of business on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof), to convert the principal amount of any such Note, or any portion of such principal amount which is One Thousand United States Dollars ($1,000) or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 2(b) of this Note. A Note with respect to which a Holder has delivered a notice in accordance with Section 8(b) of this Note regarding such Holder’s election to require the Company to repurchase such Holder’s Notes following the occurrence of a Repurchase Event (as defined in Section 8(c)) may be converted in accordance with this Section 3 only if such Holder withdraws such notice by delivering a written notice of withdrawal to the Company prior to the close of business on the last Business Day prior to the day fixed for repurchase.

(b) Exercise of Conversion Privilege; Issuance of Common Stock on Conversion. In order to exercise the conversion privilege with respect to any Note in definitive form, the Holder of any such Note to be converted in whole or in part shall (i) transmit via facsimile (or otherwise physically deliver) a copy of a properly completed Conversion Notice in the form attached hereto as Exhibit A (the “Conversion Notice”), (ii) provide copies of the Conversion Notice via facsimile to the Company’s transfer agent, Registrar and Transfer Company, P.O. Box 664, Cranford, New Jersey 07016 and the Company’s legal counsel, Lynnwood R. Moore, Jr., Conner & Winters, LLP, 3700 First Place Tower, 15 East Fifth Street, Tulsa, Oklahoma, 74103 918-586-5711, ,(iii) wire to the Company in accordance with wire transfer instructions provided by the Company in writing to the Holder from time to time, the funds, if any, required by the last paragraph of this Section 3(b), (iv) if required by this Section 3(b), surrender this Note, duly endorsed, to an overnight courier service for delivery to the Company as soon as practicable (or such security, indemnity or other items required by the Company in accordance with Section 10 of this Note in the case of the loss, theft or destruction of this Note) and (v) shall provide such additional documentation or certification as the Company may reasonably request to the office or agency specified in the Conversion Notice that the Holder elects to convert this Note or such portion thereof. The Conversion Notice shall also state the name or names (with address) in which the shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 4 of this Note.

The Company shall use its best efforts to, within three (3) Business Days after the Conversion Date (as defined below) with respect to any Note, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), cause its transfer agent to issue and deliver to such Holder at the address specified in the Conversion Notice (a) a Certificate, registered in the name of the Holder or its designee, for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Section 3, or, at the holder’s request, a written statement that the transfer agent has recorded, through its book-entry system, the Holder as the record owner of such shares of Common Stock on the books and records of the Company maintained by the transfer agent as the registrar of the Common Stock or, at the holder’s request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system and (b) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 3(d). In case any Note of a denomination greater than One Thousand United

States Dollars ($1,000) shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Subject to Section 9, if the Company shall not have delivered the number of shares of Common Stock issued upon conversion of Notes by any Holder within five (5) Business Days after the Conversion Date with respect to such Notes, the Company shall pay liquidated damages to such Holder in the amount of one-half percent (0.5%) per month of the outstanding principal amount of Notes so converted by such Holder.

Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full principal amount represented by this Note is being converted in accordance with this Section 3 or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting this Note be reissued upon the surrender of this Note to the Company. Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer (including a broker’s letter regarding compliance with the prospectus delivery requirement, if applicable) in form satisfactory to the Company duly executed by the Holder or its duly authorized attorney. The Holder and the Company shall maintain records showing the principal converted or paid and the dates of such conversions or payments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

The conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 3(b) have been satisfied as to such Note (or portion thereof) (such date, the “Conversion Date”), and the person in whose name any shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the Holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered. For purposes of determining satisfaction of the requirement set forth above with respect to the Conversion Date for any Note, any facsimile required to be sent shall be deemed to have been sent on a given day if such facsimile was sent before 5:00 p.m., New York time, on such date, to the number listed above and a confirmation of transmission of such facsimile is obtained.

The Company shall pay in cash, on any Note or portion thereof surrendered for conversion during the period from the close of business on any Interest Payment Date to which interest has been fully paid through the close of business on the Business Day preceding the record date for the next such Interest Payment Date, accrued and unpaid interest, if any, to, but excluding, the date of conversion and liquidated damages, if any. Subject to Section 9, any such payment of interest shall be made with respect to such Note within ten (10) Business Days after the Conversion Date. Notwithstanding the foregoing, any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any Interest Payment Date to which interest has been fully paid through the close of business on the Business Day next preceding such Interest Payment Date shall (unless such Note or portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Holders in accordance with Section 2(b) of this Note or shall have become due prior to such Interest Payment Date as a result of a Repurchase Event) be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. Except as provided in this Section 3(b), no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Section 3.

(c) Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall calculate and pay a cash adjustment in lieu of such fractional share at the current market value thereof to the Holder of Notes. For the purposes of this Section 3(c), the current market value of a share of Common Stock shall be the Closing Sale Price (determined as provided in Section 3(d)(6) of this Note) on the first Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted; provided, however, that if the Common Stock is not listed on a Principal Market or quoted, then the Closing Sale Price shall be determined in good faith by the Company’s Board of Directors.

(d) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

(1) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 3(d)(6) of this Note) fixed for such determination and (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Conversion Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 3(d)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(2) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(3) In case the Company shall issue rights, warrants or options to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 3(d)(6) of this Note) on the Record Date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which (i) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which (ii) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights, warrants or options. To the extent that shares of Common Stock are not delivered pursuant to such rights, warrants or options, upon the expiration or termination of such rights, warrants or options the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, warrants or options are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, warrants or options had not been fixed. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, warrants or options, the value of such consideration, if other than cash, to be determined in good faith by the Company’s Board of Directors.

(4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 3(d)(1) of this Note applies) or evidences of its indebtedness or other assets (including securities, but excluding (1) any rights, warrants or options referred to in Section 3(d)(3) of this Note and (2) dividends and distributions paid exclusively in cash (except as set forth in Section 3(d)(5) of this Note (the foregoing hereinafter in this Section 3(d)(4) called the “Additional Securities”)), unless the Company elects to reserve such Additional Securities for distribution to the Holders upon conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Additional Securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date for such distribution of the Notes then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (i) the numerator shall be the Current Market Price on such date less the fair market value (as determined in good faith by the Company’s Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (ii) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Common Stock such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Company’s Board of Directors determines the fair market value of any distribution for purposes of this Section 3(d)(4) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 3(d)(6) of this Note to the extent possible, unless the Company’s Board of Directors determines in good faith that to do so would not be in the best interest of the Holder.

In the event that the Company implements a new stockholder rights plan, such rights plan shall provide that, upon conversion of the Notes, the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (as if the Holder had converted the Notes prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights, warrants or options pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights, warrants or options for the purposes of this Section 3(d)(4).

Rights, warrants or options distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, warrants or options, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 3(d)(4) (and no adjustment to the Conversion Price under this Section 3(d)(4) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitles the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants or options, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 3(d)(4), (1) in the case of any such rights, warrants or options that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights, warrants or options (assuming such holder had retained such rights, warrants or options), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, warrants or options all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights, warrants or options had never been issued.

For purposes of this Section 3(d)(4) and Sections 3(d)(1) and (3) of this Note, any dividend or distribution to which this Section 3(d)(4) is applicable that also includes shares of Common Stock, or rights, warrants or options to subscribe for or purchase shares of Common Stock to which Sections 3(d)(1) or 3(d)(3) of this Note applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights, warrants or options other than such shares of Common Stock or rights, warrants or options to which Section 3(d)(3) of this Note applies (and any Conversion Price reduction required by this Section 3(d)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, warrants or options (and any further Conversion Price reduction required by Sections 3(d)(1) and (3) of this Note with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determination” and “Record Date” within the meaning of Section 3(d)(1) of this Note and as “the date fixed for the determination of stockholders entitled to receive such rights, warrants or options,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights, warrants or options” and “such Record Date” within the meaning of Section 3(d)(3) of this Note and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 3(d)(1) of this Note.

(5) In case the Company shall, by dividend or otherwise, distribute cash to all holders of its Common Stock (excluding any cash that is distributed upon a merger or consolidation to which Section 3(e) of this Note applies or as part of a distribution referred to in Section 3(d)(4) of this Note), then, immediately after the close of business on the record Date for the distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the

Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount distributed and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(6) For purposes of this Section 3(d), the following terms shall have the meaning indicated:

(A) “Closing Sale Price” with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, whose determination shall be conclusive.

(B) “Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 3(d)(1), (2), (3), (4) or (5) of this Note occurs during such ten (10) consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 3(e)(1), (2), (3), (4) or (5) of this Note occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Company’s Board of Directors in a manner consistent with any determination of such value for purposes of Section 3(d)(4) of this Note, whose determination shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the Principal Market without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 3(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 3(d) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(C) “Fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(D) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(E) “Trading Day” shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange, as applicable, is open for business or (y) if the applicable security is quoted on Nasdaq, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, a Business Day.

(7) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 3(d)(1), (2), (3), (4) or (5) of this Note, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(8) To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution; provided, however, that the Company may not reduce the Conversion Price pursuant to this Section 3(d)(8) if, as a result of such reduction, the rules of the Principal Market would require approval of the stockholders of the Company for the issuance of a number of shares of Common Stock greater in the aggregate than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at his last address appearing on the Note Register a notice of the reduction at least five (5) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

(9) No adjustment in the Conversion Price shall be required under this Section 3(d) unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Section 3(d)(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

(10) Subject to Section 3(d)(9), whenever the Conversion Price is adjusted as provided in this Section 3(d), the Company shall promptly prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Note at his last address appearing on the Note Register, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

(11) In any case in which this Section 3(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 3(c) of this Note.

(12) For purposes of this Section 3(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(e) Effect of Reclassification, Consolidation, Merger or Sale. Subject to the provisions of Section 8, if any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any statutory exchange as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a “Statutory Exchange”), or (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute and deliver to the Holder a successor Note providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 3(e) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such successor Note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. If, in the case of any such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock include shares of stock or other securities and assets of a person other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, then such successor Note shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 8 of this Note.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 3(e) applies to any event or occurrence, Section 3(d) of this Note shall not apply.

(f) Reservation of Shares; Shares to be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon conversion of all of the Notes without regard to any limitations on conversion.

The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon conversion of this Note above the Conversion Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of this Note and (iii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the conversion of all of the Notes would exceed the total number of shares of Common Stock then authorized by the Company’s certificate of incorporation and available for the purpose of issue upon such exercise.

The Company covenants that all shares of Common Stock issuable upon conversion of the Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company is obligated to register the resale of the shares of Common Stock issuable upon conversion of the Notes under the Securities Act pursuant to the Registration Rights Agreement. The shares of Common Stock issuable upon conversion of the Notes shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each Holder of Notes shall be entitled to all of the benefits afforded to a Holder of any such Registrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of this Note, agrees and shall agree to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such Holder as a Holder of such Registrable Securities.

The Company shall use commercially reasonable efforts to promptly secure the listing of the shares of Common Stock issuable upon exercise of this Note upon the Principal Market (subject to official notice of issuance upon exercise of this Note) and shall use commercially reasonable efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Note; and the Company shall use commercially reasonable efforts to list on the Principal Market or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon conversion of the Notes if and so long as any shares of the same class shall be listed on such Principal Market or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(f).

(g) Notice to Holders Prior to Certain Actions. In case:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(2) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

(3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock or a change from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall mail to each Holder of Notes at his address appearing on the Note Register as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

(h) Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, prior to the Holder’s receipt of Common Stock upon conversion of this Note, the Holder of this Note shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company. In addition, nothing contained in this Note shall be construed as imposing any liabilities on such Holder to purchase any securities (upon exercise of this Note or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(i) [ INCLUDE EITHER OF THE FOLLOWING PARAGRAPHS ONLY BASED UPON HOLDER’S ELECTION UNDER SECTION 2(k) OF PURCHASE AGREEMENT] [Conversion Limitation. The Holder hereby agrees that in no event will it convert, and the Company will not honor any conversion request presented to it that requests the conversion of, any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this Section

3(i)) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that the limitation contained in this Section 3(i) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the Holder shall be deemed to be the Holder’s representation that the Notes specified therein are convertible pursuant to the terms hereof. The Company shall, within two Business Days of receipt of a written request from the Holder, inform the Holder of the number of shares of Common Stock outstanding as of the most recent practicable date. The Company acknowledges that the Holder may, in accordance with Rule 13d-1(j) of the Exchange Act, in determining the number of shares of Common Stock outstanding, rely upon information in the Company’s most recent quarterly, annual or current report filed with the Commission. By written notice to the Company, a Holder may increase or decrease the maximum percentage stated in this paragraph to any other percentage specified in such notice; provided, that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and provided further that in no event shall the percentage stated in this Section exceed 9.99%. Nothing contained herein shall be deemed to restrict the right of a Holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this Section 3(i). ]

[Each Holder hereby agrees that in no event will it convert, and the Company will not honor any conversion request presented to it that requests the conversion of, any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this Section 3(i)) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that the limitation contained in this Section 3(i) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the Holder shall be deemed to be the Holder’s representation that the Notes specified therein are convertible pursuant to the terms hereof. The Company shall, within two Business Days of receipt of a written request from the Holder, inform the Holder of the number of shares of Common Stock outstanding as of the most recent practicable date. The Company acknowledges that the Holder may, in accordance with Rule 13d-1(j) of the Exchange Act, in determining the number of shares of Common Stock outstanding, rely upon information in the Company’s most recent quarterly, annual or current report filed with the Commission. By written notice to the Company, a Holder may increase or decrease the maximum percentage stated in this paragraph to any other percentage specified in such notice; provided, that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and provided further that in no event shall the percentage stated in this paragraph exceed 4.99%. Nothing contained herein shall be deemed to restrict the right of a Holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this Section 3(i).]

(j) Adjustment to Conversion Price Following Certain Changes of Control

(1) In case (A) a Change in Control occurs as defined in clause (iii) of the definition thereof (disregarding, for purposes of this Section 3(j), the proviso at the end of such definition), (B) 10% or more of the consideration received by holders of Common Stock in connection with such Change in Control consists of cash or securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or Nasdaq and (C) a holder elects to convert its Notes, pursuant to this Section 3, on or prior to September 30, 2008, the number of shares of Common Stock to be issued for any such Notes surrendered for conversion shall be increased by a number of additional shares of Common Stock (the “Additional Shares”) as described below.

(2) The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the effective date of such Change in Control (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such corporate transaction. If holders of Common Stock receive only cash in such corporate transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of Common Stock on the five Trading Days up to but not including the Effective Date of the Change in Control.

(3) The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Price of the Securities is adjusted pursuant to Section 3(d). The adjusted Stock Price will equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to such adjustment giving rise to the Stock Price adjustment. If an adjustment is made to the Conversion Price pursuant to Section 3(d), the number of Additional Shares will be adjusted by multiplying such amount by a fraction, the numerator of which is the Conversion Price immediately prior to such adjustment and the denominator of which is the Conversion Price as so adjusted.

(4) The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(A) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year,

(B) if the Stock Price is equal to or in excess of $5.89 per share, subject to adjustments set forth in Section 3(d), no Additional Shares will be issued upon conversion, and

(C) if the Stock Price is less than $2.26 per share, subject to adjustments set forth in Section 3(d), no Additional Shares will be issued upon conversion.

SECTION 4. Taxes.

(a) Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(b) Notwithstanding any other provision of this Note or any other Transaction Document, for income tax purposes, any assignee or transferee shall agree that the Company and the Company’s Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Company’s transfer agent, as applicable, properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States Federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company’s reasonable satisfaction that it is exempt from such requirement.

SECTION 5. Covenants.

(a) Payment of Principal, Premium and Interest. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on this Note at the places, at the respective times and in the manner provided herein. Liquidated damages paid pursuant to Section 3(b) of this Note, if any, shall be paid at the times and in the manner provided herein for payment of principal, premium and interest within ten (10) Business Days of the date from which such liquidated damages accrued pursuant to Section 3(b) of this Note. Each installment of interest on the Notes due on any Interest Payment Date may be paid by mailing checks for the interest payable to or upon the written order of the Holders of Notes entitled thereto as they shall appear on the Notes Register; provided, however, that, with respect to any Holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), at the request of such Holder in writing to the Company, interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such Holder from time to time to the paying agent (if any) or the Company at least five (5) Business Days prior to the applicable record date.

(b) Paying Agents. The Company may, from time to time, appoint one or more paying agents for the Notes, and shall cause each such paying agent to execute and deliver to the Company an instrument pursuant to which such agent shall agree with the Company that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Holders entitled thereto. If the Company shall act as its own paying agent with respect to the Notes, it will on or before each due date of the principal of (and premium, if any) or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Notes until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Holders of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Company shall have one or more paying agents for the Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and the Company will promptly notify the Holders of this action or failure so to act.

(c) Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof, in each case which continue to be Restricted Securities, in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock from such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and it will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request in connection with qualification of such sale for exemption from registration under Rule 144A.

(d) Extension, Stay and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

(e) Issuance of Additional Convertible Debt. The Company shall not issue or agree to issue any indebtedness for borrowed money that is both (i) convertible or exchangeable for Common Stock or any other equity securities of the Company and (ii) senior in right of payment to the Notes.

(f) Corporate Existence: Subject to Section 3(e), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by charter and statutory) and franchises.

SECTION 6. Registration of Transfer and Exchange.

(a) Notes may be exchanged upon presentation thereof at the principal executive offices of the Company (or such other office or agency of the Company as it may designate in writing to the Holder hereof) for other Notes of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto as provided in Section 4 of this Note. In respect of any Notes so surrendered for exchange, the Company shall execute and deliver in exchange therefor the Note or Notes that the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate in writing to the Holder hereof) a register (the “Notes Register”), in which the Company shall record the name and address of the Person in whose name this Note has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Note is registered on the Notes Register as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Note.

(c) Upon surrender for registration of transfer of any Note to the Company at the principal executive offices of the Company (or such other office or agency of the Company as it may designate in writing to the Holder hereof), and satisfaction of the requirements for such transfer set forth in this Section 6, the Company shall execute and deliver in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required under this Section 6.

All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section 6, shall be accompanied by a notice substantially in the form attached hereto as Exhibit C (the “Notice of Transfer”), duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing.

Prior to and as a condition to any sale or transfer of a Note or the Common Stock issued upon conversion thereof that bears either or both of the restrictive legends set forth in Section 6(d) of this Note, respectively (other than pursuant to a registration statement that has been declared effective under the Securities Act), such transferee shall, unless the Company otherwise agrees in writing, furnish to the Company a signed letter containing representations and agreements relating to restrictions on transfer substantially in the form set forth in Exhibit D attached to this Note (the “Form of Transfer Letter of Representations”).

(d) Every Note that bears or is required under this Section 6(d) to bear the legends set forth below (together with any Common Stock issued upon conversion of the Notes and required to bear such legends set forth below, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 6(d) (including the legends set forth below), unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 6(d), the term “transfer” encompasses any sale, transfer or other disposition whatsoever of any Restricted Security. Notwithstanding the foregoing, the Notes may be pledged in connection with a bona fide margin account or other loan secured by the Notes hereunder, and no Holder effecting a pledge of Notes shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Note, including, without limitation, this Section 6(d); provided, however, that in order to make any sale, transfer or assignment of Notes, such Holder and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

Any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof, including Common Stock, if any, issued upon conversion thereof) shall bear a restrictive legend in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

In addition, any Note or Conversion Shares held by or transferred to an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company may be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

The legends set forth above shall be removed and the Company (in the case of Notes) or the transfer agent (in the case of Conversion Shares) shall issue a new Note or Notes of like tenor and aggregate principal amount, or a certificate or certificates representing Conversion Shares, as appropriate, without such legends to the Holder of the Note(s) or Conversion Shares upon which they are stamped, (i) if such Note(s) or Conversion Shares are registered for resale under the Securities Act and are transferred or sold pursuant to such registration, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Note(s) or Conversion Shares may be made without registration under the Securities Act, or (iii) upon expiration of the two (2)-year period under Rule 144(k) promulgated under the Securities Act (or any successor rule) if the holder of the Securities has not been an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months. In the event Rule 144(k) (or any successor rule) is amended to change the two (2)-year period, the reference in the preceding sentence shall be deemed to be a reference to such changed period, provided that such change shall not become effective if it is otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.

SECTION 7. Events of Default. The following shall constitute “Events of Default”:

(a) any Event of Default under any other Note; or

(b) the Company shall default in the payment when due of (i) any installment of interest or liquidated damages as provided in Section 3(b) of this Note upon any of the Notes, and such default shall continue for thirty (30) calendar days after the due date thereof, (ii) the principal of and premium, if any, on any of the Notes, either at maturity or in connection with any redemption, by declaration or otherwise, or (iii) a default in the payment of the Repurchase Price in respect of any Note on the repurchase date therefor in accordance with the provisions of Section 8 of this Note; or

(c) any of the representations or warranties made by the Company herein or in the Transaction Documents shall be false or misleading in any material respect at the time made and such condition (to the extent capable of being cured) shall continue uncured for a period of ten (10) Business Days after notice from the Holders of not less than twenty percent (20%) in aggregate principal amount of the Notes then outstanding of such condition; or

(d) the Company shall fail to duly observe or perform any of the covenants on the part of the Company in the Transaction Documents, (including without limitation, failure on the part of the Company to provide a written notice of a Repurchase Event in accordance with Section 8(b) of this Note) and such failure shall continue for thirty (30) days after notice by the Holders of not less than twenty percent (20%) in aggregate principal amount of the Notes then outstanding; or

(e) the Company or any Subsidiary shall fail to make any payment at maturity, including any applicable grace period, in respect of indebtedness of, or guaranteed or assumed by, the Company or any Subsidiary, in a principal amount then outstanding in excess of One Million Five Hundred Thousand United States Dollars ($1,500,000), and the continuance of such failure for a period of fifteen (15) days after there shall have been given, by registered or certified mail, to the Company by the Holders of not less than twenty percent (20%) in aggregate principal amount of the Notes then outstanding, a written notice specifying such default and requiring the Company to cause such default to be cured or waived and stating that such notice is a “Notice of Default” hereunder; or

(f) the Company or any Subsidiary shall default with respect to any Indebtedness of, or guaranteed or assumed by, the Company or any Subsidiary, which default results in the acceleration of Indebtedness in a principal amount then outstanding in excess of One Million Five Hundred Thousand United States Dollars ($1,500,000), and such Indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled for a period of fifteen (15) days after there shall have been given, by registered or certified mail, to the Company by the Holders of not less than twenty percent (20%) in aggregate principal amount of the Notes then outstanding, a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(g) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

(i) the Company shall fail to issue the Additional Shares, if any, to be issued pursuant to Section 3(j); or

(j) the Company shall fail to deliver shares of Common Stock required to be delivered upon conversion of this Note in accordance with Section 3 of this Note within (10) Business Days of the applicable Conversion Date.

Unless an Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), upon the occurrence of an Event of Default, and for so long as such Event of Default shall be continuing, at the option of and (except in the case of clause (i) above) on notice by the Holder to the Company in writing and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding to the extent permitted by applicable law, and the Holder may immediately, and without expiration of any further period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law. In such event the principal of and premium, if any, on all the Notes and the interest accrued thereon (including liquidated damages and the Registration Delay Payments to the extent accrued and unpaid) shall be due and payable immediately, anything in this Note contained to the contrary notwithstanding. If an Event of Default specified in Section 7(g) or (h) of this Note occurs and is continuing with respect to the Company, the principal of all the Notes and the interest accrued thereon shall be immediately due and payable. In addition to the foregoing, upon an Event of Default, the rate of interest on this Note shall, to the maximum extent of the law, be increased by five percent (5%) per annum (i.e., from 5.50% to 10.50% per annum). Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Notes as to which the Event of Default has occurred. The Company shall within three (3) Business Days notify each Holder of Notes at their last address in the Notes Register upon becoming aware of the occurrence of any default or Event of Default (whether or not waived by any other Holder of Notes) or of any action taken by any Holder of Notes with respect to the occurrence of any Event of Default, and shall deliver to the Holders a statement specifying such default or Event of Default and the action the Company has taken, is taking or proposes to take with respect thereto.

(k) Collection of Indebtedness and Suits for Enforcement.

(1) The Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Notes as and when the same shall have become due and payable, and such default shall have continued for a period of thirty (30) days, or (ii) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon redemption, repurchase or upon declaration or otherwise, then, upon demand of the Holders of not less than twenty percent (20%) in aggregate principal amount of the Notes then outstanding, the Company will pay to the Holders of the Notes, the whole amount that then shall have been become due and payable on all such Notes for principal (and premium, if any) or interest, or all of the foregoing, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection. Until such demand by the Holders, the Company may pay the principal of and premium, if any, and interest on the Notes to the Holders, whether or not the Notes are overdue.

(2) If the Company shall fail to pay such amounts forthwith upon such demand, the Holders of not less than twenty percent (20%) in aggregate principal amount of the Notes then outstanding shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Notes, wherever situated.

(3) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Holders of not less than twenty percent (20%) in aggregate principal amount of the Notes then outstanding shall have power to, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether any demand has been made by the Holders pursuant to the provisions of this Section 7, shall be entitled and empowered, to intervene in such proceedings and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and for any additional amount that may become due and payable by the Company after the date of institution of such proceedings and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same.

Nothing contained herein shall be deemed to authorize any Holder to authorize or consent to or accept or adopt on behalf of any other Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize another Holder to vote in respect of the claim of any other Holder in any such proceeding.

(l) Application of Moneys Collected. Any moneys collected pursuant to this Section 7 shall be applied in the following order, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Notes, and notation thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all Senior Indebtedness of the Company if and to the extent required by Section 9 of this Note; and

SECOND: To the payment of the amounts then due and unpaid upon Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

(m) Limitation on Suits. No Holder of any Note shall have any right by virtue or by availing of any provision of this Note to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Note or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless the Holders of not less than twenty percent (20%) in aggregate principal amount of the Notes then outstanding shall have determined to institute such action, suit or proceeding.

Notwithstanding anything contained herein to the contrary, the right of any Holder of any Note to receive payment of the principal of (and premium, if any) and interest on such Note, as therein provided, on or after the respective due dates expressed in such Note (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such Holder, and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and Holder of every Note with every other such taker and Holder, that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue or by availing of any provision of this Note to affect, disturb or prejudice the rights of the Holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Note, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section 7(k), each and every Holder and shall be entitled to such relief as can be given either at law or in equity.

(n) Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(1) All powers and remedies given by this Section 7 to the Holders of Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note or otherwise established with respect to such Notes.

(2) No delay or omission of any Holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 7(k) of this Note, every power and remedy given by this Section 7 or by law to the Holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Holders of Notes.

(o) Control by Holders of Notes. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 12(g) of this Note), shall have the right to direct the time, method and place of conducting any proceeding for any remedy; provided, however, that such direction shall not be in conflict with any rule of law or with this Note or be unduly prejudicial to the rights of Holders of Notes at the time outstanding. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 12(g) of this Note) affected thereby may on behalf of the Holders of all of the Notes waive any past default in the performance of any of the covenants contained herein and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on, any of the Notes as and when the same shall become due by the terms of such Notes otherwise than by acceleration. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Note and the Company and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(p) Undertaking to Pay Costs. The Company and each Holder of any Notes, by such Holder’s acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Notes, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by any Holder of Notes, or group of Holders of Notes holding more than twenty percent (20%) in aggregate principal amount of the Notes then outstanding (determined in accordance with Section 12(f) of this Note), or to any suit instituted by any Holder of Notes for the enforcement of the payment of the principal of or interest on (or liquidated damages or Registration Delay Payments with respect to) any Note, on or after the respective due dates expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Section 3 of this Note.

SECTION 8. Repurchase Upon a Repurchase Event.

(a) Repurchase Right. If, at any time prior to September 30, 2010 there shall occur a Repurchase Event (as defined in Section 8(c)), then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof (in principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof), on the date (the “repurchase date”) that is forty (40) calendar days after the date of the Company Notice (as defined in Section 8(b) below) of such Repurchase Event (or, if such 40th day is not a Business Day, the next succeeding Business Day). Such repurchase shall be made in cash at a price equal to one hundred and five percent (105%) of the principal amount of Notes such Holder elects to require the Company to repurchase, together with accrued interest, if any, to the repurchase date (the “Repurchase Price”). Notwithstanding anything in this Section 8 to the contrary, if a redemption date pursuant to Section 2 of this Note shall occur prior to any repurchase date established pursuant to a Company Notice under Section 8(b) of this Note, provided that the Company shall have deposited or set aside an amount of money sufficient to redeem such Notes as set forth in Section 2(b) of this Note on or before such repurchase date, all such Notes shall be redeemed pursuant to Section 2 of this Note and the repurchase rights hereunder shall have no effect.

(b) Notices; Method of Exercising Repurchase Right, Etc.

(1) Unless the Company shall have theretofore called for redemption all of the outstanding Notes and deposited or set aside an amount of money sufficient to redeem such Notes on the redemption date as set forth in Section 2(b) of this Note, on or before the tenth (10th) calendar day after the occurrence of a Repurchase Event, the Company shall mail to all Holders of record of the Notes a notice (the “Company Notice”) in the form as prepared by the Company of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. The Company Notice shall contain the following information:

(A) a brief description of the Repurchase Event;

(B) the repurchase date;

(C) the CUSIP number(s) of the Note(s) subject to the repurchase right;

(D) the date by which the repurchase right must be exercised;

(E) the last date by which the election to require repurchase, if submitted, must be revoked;

(F) the Repurchase Price;

(G) a description of the procedure which a Holder must follow to exercise a repurchase right;

(H) the Additional Shares, if any, to be issued pursuant to Section 3(j); and

(I) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where Notes may be surrendered for conversion.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

(2) To exercise a repurchase right, a Holder shall deliver to the Company on or before the close of business on the thirty-fifth (35th) day after the Company Notice was mailed (i) written notice to the Company (or agent designated by the Company for such purpose) of the Holder’s exercise of such right in substantially the form attached hereto as Exhibit B (the “Repurchase Notice”), which Repurchase Notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Election of repurchase by a Holder shall be revocable at any time prior to, but excluding, the repurchase date, by delivering written notice to that effect to the Company prior to the close of business on the Business Day prior to the repurchase date.

(3) If the Company fails to repurchase on the repurchase date any Notes (or portions thereof) as to which the repurchase right has been properly exercised, then the principal of such Notes shall, until paid, bear interest to the extent permitted by applicable law from the repurchase date at the rate borne by the Note and each such Note shall be convertible into Common Stock in accordance with Section 3 of this Note (without giving effect to Section 8(b)(2) of this Note) until the principal of such Note shall have been paid or duly provided for.

(4) Any Note that is to be repurchased only in part shall be surrendered duly endorsed for transfer to the Company and accompanied by appropriate evidence of genuineness and authority satisfactory to the Company duly executed by the Holder thereof (or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(5) On or prior to the repurchase date, the Company shall deposit with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5 of this Note) the Repurchase Price in cash for payment to the Holder on the repurchase date; provided that if payment is to be made in cash and such cash payment is to be made on the repurchase date, it must be received by the paying agent, as the case may be, by 1:00 p.m., New York time, on such date.

(6) If the Company is unable to repurchase on the repurchase date all of the Notes (or portions thereof) as to which the repurchase right has been properly exercised, the aggregate amount of Notes the Company may repurchase shall be allocated pro rata among each Note (or portion thereof) surrendered for repurchase, based on the principal amount of such Note (or portion thereof), in proportion to the aggregate amount of Notes surrendered for repurchase.

(7) All Notes delivered for repurchase shall be canceled by the Company.

(c) Certain Definitions. For purposes of this Section 8:

(1) the term “beneficial owner” shall be determined in accordance with Rule 13d-3 and 13d-5, as in effect on the date of the original execution of this Note, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act;

(2) the term “person” or “group” shall include any syndicate or group which would be deemed to be a “person” under Section 13(e) and 14(d) of the Exchange Act as in effect on the date of the original execution of this Note; and

(3) the term “Continuing Director” means at any date a member of the Company’s Board of Directors (i) who was a member of such board on the date of the Securities Purchase Agreement or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were continuing directors at the time such committee was formed. (Under this definition, if the Board of Directors of the Company as of the date of this Note were to approve a new director or directors and then resign, no Change in Control would occur even though all of the current members of the Board of Directors would thereafter cease to be in office).

(4) the term “Repurchase Event” means a Change in Control or a Termination of Trading.

(5) a “Change in Control” shall be deemed to have occurred when (i) any “person” or “group” (as such terms are used in Sections 13(e) and 14(d) of the Exchange Act) is or becomes the beneficial owner of shares representing more than fifty percent (50%) of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the “Voting Stock”); (ii) approval by the stockholders of the Company of any plan or proposal for the liquidation, dissolution or winding up of the Company; (iii) (A) the Company consolidates with or merges into any other corporation or any other corporation merges into the Company, and in the case of any such transaction, the outstanding

Common Stock of the Company is changed or exchanged into other assets or securities as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (B) the Company conveys, transfers or leases all or substantially all of its assets to any person (other than a wholly-owned subsidiary as a result of which the Company becomes a holding company) or (C) all or substantially all of the Common Stock is acquired in one or more transactions that result in the Common Stock no longer being registered under the Exchange Act; or (iv) any time Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided that a Change in Control shall not be deemed to have occurred if at least ninety percent (90%) of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of (and the capital stock into which the Notes would be convertible consists of) shares of capital stock that are, or upon issuance will be, traded on The New York Stock Exchange, Inc., the American Stock Exchange, Inc. or The Nasdaq National Market or SmallCap Market.

(6) the term “Termination of Trading” means that the Common Stock is not authorized for quotation or listing on The New York Stock Exchange, Inc., the American Stock Exchange, Inc. or The Nasdaq National Market or SmallCap Market.

SECTION 9. Subordination of Notes

(a) Subordination to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Note, by his or her acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section 9 and to the extent and in the manner hereinafter set forth in this Section 9, the indebtedness represented by the Notes and the payment of the principal amount and interest thereon, liquidated damages or any other amounts in respect of each and all of the Notes are hereby expressly made subordinate and junior and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. “Senior Indebtedness” means the principal of, and premium, if any, and interest on, fees, costs and expenses in connection with and other amounts due under (i) all obligations of the Company with respect to any unsubordinated secured or unsecured debt facilities or commercial paper facilities with banks, insurance companies or other institutional lenders providing for unsubordinated revolving credit loans, unsubordinated term loans, unsubordinated notes, unsubordinated factoring or other receivables financing or unsubordinated letters of credit or other unsubordinated credit facilities, (ii) principal of, and interest on any indebtedness or obligations of others of the kinds described in (i) above assumed or guaranteed in any manner by the Company, (iii) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described in (i) and (ii) above, in each case unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that the same is not senior in right of payment to the Notes. Senior Indebtedness includes, with respect to the foregoing, interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding. Notwithstanding the foregoing, “Senior Indebtedness” with respect to any Note shall not include indebtedness of the Company evidenced by the other Notes, which shall rank equally and ratably with such Note.

(b) No Payment if Default in Senior Indebtedness. No payment on account of principal of or interest on the Notes shall be made, and no Notes shall be redeemed or purchased directly or indirectly by the Company (or any of its Subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of any Senior Indebtedness occurs and is continuing (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or (ii) the Company shall have received notice (a “Payment Blockage Notice”) from the holder or holders of Senior Indebtedness that there exists under such Senior Indebtedness a default, which shall not have been cured or waived, permitting the holder or holders thereof to declare Senior Indebtedness in an aggregate amount equal to or in excess of One Million Five Hundred Thousand United States Dollars ($1,500,000) due and payable, but only for the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of (a) the date such default shall have been cured or waived, or (b) 180 days after the date of receipt of the Payment Blockage Notice.

The Company shall promptly provide written notice to the Holders of (i) the occurrence of a Payment Default, and the date thereof, (ii) the date a Payment Default has been cured or waived or ceases to exist, (iii) the receipt of a Payment Blockage Notice and the date of such notice and (iv) the termination of a Payment Blockage Period, if such period terminates as a result of the cure or waiver of a default under Senior Indebtedness,

The Company shall resume payments on and distributions in respect of the Notes, including any past scheduled payments of the principal of (and premium, if any) and interest on such Notes to which the Holders of the Notes would have been entitled but for the provisions of this Section 9(b) in the case of a Payment Default, on the date upon which such Payment Default is cured or waived or ceases to exist. In addition, notwithstanding clauses (i) and (ii), unless the holders of Senior Indebtedness in an aggregate amount equal to or in excess of Two Million United States Dollars ($2,000,000) shall have accelerated the maturity of such Senior Indebtedness, the Company shall resume payments on the Note after the end of each Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

(c) Payment upon Dissolution, Etc.

(1) In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a “Proceeding”), the Holders of the Notes agree that they shall, upon request of a holder of Senior Indebtedness, and at their own expense take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all their claims in any

Proceeding, and the Holders of the Notes shall not waive any claim in any Proceeding without the written consent of such Holder. If a holder of a Note does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in this paragraph at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders.

(2) The Holders shall retain the right to vote and otherwise act with respect to the claims under their Notes (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided that any Holder shall not vote with respect to any such plan or take any other action in any way so as to contest the Holders’ obligations and agreements set forth in this Section.

(3) Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full before any Holders of the Notes shall be entitled to receive or, if received, to retain any payment or distribution on account of the Notes, and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which any Holders of the Notes would be entitled except for the provisions of this Section 9 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by any Holders of the Notes who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to any Holders of the Notes.

(d) Payments on Notes. Subject to Section 9(c) of this Note, the Company may make payments of the principal of, and any interest or premium on, the Notes, if at the time of payment, and immediately after giving effect thereto, (i) there exists no Payment Default or a Payment Blockage Period and (ii) the Company is permitted to make payments under Section 9(c) of this Note.

(e) Subrogation. Subject to payment in full of all Senior Indebtedness, the Holders (together with the holders of any other indebtedness of the Company that is subordinated in right of payment to payment in full of all Senior Indebtedness, that is not subordinated in right of payment to the Notes, and that by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on the Notes shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any Holders of the Notes would be entitled except for the subordination provisions of this Section 9(e) shall, as between the Holders of the Notes and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

(f) Remedies. Notwithstanding any contrary provisions of this Note or the Notes, no Holder of the Notes shall take or continue any action or exercise any remedies under or with respect to the Notes if (i) there exists a Payment Default or (ii) the Company is prohibited from making payments under Section 9(c) of this Note. Nothing in this Section 9 shall prevent any Holder from exercising any right of conversion, or exercising any remedies or taking or continuing any action in connection therewith, pursuant to Section 3(a) of this Note.

(g) Rights of Holders Unimpaired. The provisions of this Section 9 are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes and the holders of Senior Indebtedness and nothing in this Section 9 shall impair, as between the Company and any Holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Notes the principal thereof (and premium, if any) and interest thereon, in accordance with the terms of the Notes. Nothing in this Section 9 shall impair the rights of the Holders to convert the Notes in accordance with Section 3.

(h) Holders of Senior Indebtedness. These provisions regarding subordination will constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination. The Holders shall execute and deliver to any holder of Senior Indebtedness any such instrument as such holder of Senior Indebtedness may reasonably request in order to confirm the subordination of the Notes to such Senior Indebtedness upon the terms set forth in this Note. The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any of the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provisions of the Notes, (i) change the manner, terms or place of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend or supplement the same, (ii) sell, exchange or release any collateral mortgaged, pleaded or otherwise securing the Senior Indebtedness, (iii) release any person liable in any manner for the Senior Indebtedness and (iv) exercise or refrain from exercising any rights against the Company or any other person.

(i) In the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) prohibited by the provisions of this Section 9 shall be received by the Holders before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, as their respective interests may appear, as calculated by the Company, for application to, or to be held as collateral for, the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

SECTION 10. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute and deliver a new Note bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company such security or indemnity as may be required by the Company to save it harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of the applicant’s Note and of the ownership thereof. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company such security or indemnity as the Company may require to save it harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Note and of the ownership thereof.

Every replacement Note issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Note equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 11. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender’s facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the Holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such Holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company as provided for below. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Jameson Inns, Inc.

8 Perimter Center East, Suite 8050

Atlanta, Georgia 30346-1604

Telephone: (770) 901-9020

Facsimile: (770) 901-9203

Attention: Craig R. Kitchin

with a copy to:

Conner & Winters, LLP

3700 First Place Tower

15 East Fifth Street

Tulsa, Oklahoma, 74103

Telephone: (918) 586-5711

Facsimile: (918) 586-8548

Attention: Lynnwood R. Moore, Jr.

If to the Transfer Agent:

Registrar and Transfer Company,

10 Commerce Drive

Cranford, NJ 07016

Telephone: (908) 497-2300

Facsimile: (908) 497-2310

Attention: Henry Farrell

If to a Holder of this Note, to it at the address and facsimile number set forth on the Schedule of Buyers attached as Exhibit A to the Securities Purchase Agreement, with copies to such Holder’s representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be set forth on the Notes Register maintained by the Company upon the issuance or transfer of this Note. Each party may by written notice to the other party change its address or facsimile number.

SECTION 12. Miscellaneous Provisions.

(a) Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

(b) Amendments. This Note and any term hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the Company and the Holders of not less than fifty percent (50%) in aggregate principal amount of the Notes then outstanding. Such amendment, change, waiver, discharge or termination shall be binding on the Company and all of the Holder’s assignees and transferees; provided, however, that, without the written consent of all of the Holders of the Notes, no such action may extend the Maturity Date, or reduce the rate or extend the time of payment of interest thereon (except in the case of a Payment Blockage Period), or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the Holders, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Repurchase Event, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Holders the right to convert the Notes into Common Stock subject to the terms set forth herein, or reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such amendment or supplemental indenture. No waivers of any term, condition or provision of this Note in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

(c) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note in that jurisdiction or the validity or enforceability of any provision of this Note in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Payments on Business Days. In any case where the date of maturity of principal or interest of this Note or the date of redemption of this Note shall not be a Business Day, then payment of principal (and premium, if any) or interest of this Note may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

(e) Separability. In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

(f) Descriptive Headings. The headings of this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Certain Notes Owned by Company Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Note, the Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination.

(h) No Waivers. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of day and year first above written.

“COMPANY”

JAMESON INNS, INC.

By:
Its:

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes.

		Effective Date
% Step	Stock Price	9/28/2005	3/30/2006	9/30/2006	3/30/2007	9/30/2007	3/30/2008	9/30/2008
0%	$2.26	129.554	121.672	111.143	101.660	92.068	81.271	81.271
10%	$2.49	110.165	101.984	91.275	81.089	69.943	54.724	41.046
20%	$2.71	95.059	86.802	76.164	65.703	53.771	37.279	7.525
30%	$2.94	83.096	74.915	64.520	54.092	41.959	25.349	0.000
40%	$3.16	73.484	65.480	55.439	45.255	33.332	17.419	0.000
50%	$3.39	65.658	57.897	48.274	38.468	27.017	12.268	0.000
60%	$3.62	59.210	51.729	42.558	33.206	22.375	8.976	0.000
70%	$3.84	53.838	46.658	37.948	29.086	18.940	6.889	0.000
80%	$4.07	49.317	42.444	34.190	25.825	16.373	5.563	0.000
90%	$4.29	45.476	38.908	31.094	23.215	14.432	4.709	0.000
100%	$4.52	42.183	35.912	28.517	21.102	12.942	4.144	0.000
110%	$4.75	39.337	33.351	26.351	19.371	11.780	3.755	0.000
120%	$4.97	36.858	31.144	24.512	17.935	10.857	3.474	0.000
130%	$5.20	34.683	29.226	22.935	16.729	10.109	3.260	0.000
140%	$5.42	32.761	27.547	21.571	15.705	9.492	3.088	0.000
150%	$5.65	31.053	26.065	20.382	14.824	8.973	2.944	0.000
160%	$5.88	29.525	24.750	19.335	14.059	8.528	2.819	0.000

EXHIBIT A TO NOTE

FORM OF CONVERSION NOTICE

To: Jameson Inns, Inc.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is One Thousand United States Dollars ($1,000) principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

A-1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$ ,000

Social Security or Other Taxpayer Identification Number

A-2

EXHIBIT B TO NOTE

FORM OF REPURCHASE NOTICE

To: Jameson Inns, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Jameson Inns, Inc. (the “Company”) as to the occurrence of a Repurchase Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is One Thousand United States Dollars ($1,000) principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Note, together with accrued interest (including liquidated damages pursuant to Section 3(b) of the Note or Registration Delay Payments, if any) to, but excluding, such date, to the registered holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):

$ ,000

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

B-1

EXHIBIT C TO NOTE

FORM OF NOTICE OF TRANSFER

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note (unless such Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

•	*To Jameson Inns, Inc. or a subsidiary thereof; or

•	*To an “accredited investor” within the meaning of Rule 501(a) of the Securities Act pursuant to and in compliance with the Securities Act; or

•	*In an offshore transaction pursuant to and in compliance with Regulation S under the Securities Act; or

•	*Pursuant to and in compliance with Rule 144 under the Securities Act;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

•	*The transferee is an Affiliate of the Company.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

C-1

NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Repurchase Event or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-2

EXHIBIT D TO NOTE

FORM OF TRANSFER LETTER OF REPRESENTATIONS

(TO BE DELIVERED BY HOLDER

UPON CERTAIN TRANSFERS OF NOTES WITHOUT

EFFECTIVE REGISTRATION STATEMENT)

We are delivering this letter in connection with the sale or transfer to us of 7.0% Convertible Senior Subordinated Notes due 2010 of Jameson Inns, Inc., a Georgia corporation (the “Company”) other than pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”).

We hereby confirm that:

(i) we are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act;

(ii) any purchase or receipt of the Notes by us will be for investment purposes and for our own account, not as a nominee or agent;

(iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing or receiving the Notes;

(iv) we do not have need for liquidity in our investment in the Notes, we have the ability to bear the economic risks of our investment in the Notes for an indefinite period of time and we are able to afford the complete loss of our investment in the Notes;

(v) we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction, and we have no present intention of selling, granting any participation in, or otherwise distributing the same;

(vi) we have had access to such information regarding the Company necessary in order for us to make an informed decision and any such information which we have requested have been made available for us or our attorney, accountant, or advisor; and

(vii) we or our attorney, accountant, or advisor have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the business, management and financial affairs of the Company and the terms and conditions of the acquisition by us of the Notes and all such questions have been answered to our full satisfaction, and we have acquired sufficient information about the Company to make an informed and knowledgeable decision to acquire the Notes.

We understand that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) in accordance with an exemption from the registration requirements of the Securities Act, (ii) to the Company or (iii)

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pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We agree that we will furnish the Company an opinion of counsel reasonably acceptable to the Company, if the Company so requests, that the foregoing restrictions on transfer have been complied with. We understand that the Company will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to it, including an opinion of counsel reasonably acceptable to the Company if the Company so requests, that the foregoing restrictions on transfer have been complied with.

We acknowledge that the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

(Name)

By:
Name:
Title:

Address:

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